                                   Exhibit #1

                          UNITED STATES BANKRUPCY COURT
                           Southern District of Texas
                                Houston Division

Case Name: Venturi Technologies, Inc.             Petition Date: 02/12/01

                                                  Case Number: 01-31442-H4-11


MONTHLY OPERATING REPORT SUMMARY FOR MONTH: JUNE             YEAR:  2001

              MONTH                          FEBRUARY          MARCH            APRIL             MAY              JUNE
                                            ----------       ----------       ----------       ----------       ----------
REVENUES (MOR-6)                             1,191,127        1,379,754        1,329,215        1,533,403        1,656,598
INCOME BEFORE INT, DEPREC./TAX (MOR-6)          41,941          157,387         (234,742)        (115,288)          23,254
NET INCOME (LOSS) (MOR-6)                     (218,311)         (74,008)        (496,881)        (390,863)        (246,863)
PAYMENTS TO INSIDERS  (MOR-9)                   25,035           62,891           62,532           94,001           82,742
PAYMENTS TO PROFESSIONALS (MOR-9)                   --               --            1,881           25,000               --
TOTAL DISBURSEMENTS (MOR-8)                 (1,096,039)      (1,258,077)      (1,544,623)      (2,033,224)      (1,503,934)

***The ORIGINAL of this document MUST BE FILED with the United States Bankruptcy Court and a COPY MUST BE SENT to the United States Trustee***

REQUIRED INSURANCE MAINTAINED
     AS OF SIGNATURE DATE                                    EXP
                                                             DATE
                                                           --------
CASUALTY                                                   05/05/02
LIABILITY                                                  05/05/02
VEHICLE                                                    05/05/02
WORKER'S                                                   05/05/02
DIRECTORS & OFFICERS                                       04/09/02

ATTORNEY NAME: EDWARD L. RIPLEY
FIRM: BAKER & HOSTETLER, LLP
ADDRESS: 1000 LOUISIANA, SUITE 200
CITY, STATE ZIP: HOUSTON, TX 77002
TELEPHONE: 713-646-1349

Are all accounts receivable being collected within terms?                    YES
Are all post-petion liabiliities, including taxes, being paid within terms?  YES
Have any prepetition liabilities been paid?                                  YES
     ACCRUED PAYROLL, EMPLOYEE EXPENSES & SALES AND USE TAX

Are all funds received being deposited into DIP bank accounts?               YES
Were any  assets diposed of outside the normal course of business?           NO

Are all U.S. Trustee Quarterlly Fee Payments current?                        YES
What is the status of your Plan of Reorganization?          CONFIRMATION HEARING
                                                    SCHEDULED FOR AUGUST 1, 2001

                    I certify under the penalty of perjury that the following complete Mpnthly Operating Report (MOR), consisting of MOR-1 through MOR-( plus attachements, is true and correct.

                    SIGNED___________________________________________________

                    TITLE_____________________________________________________

MOR - 1

CASE NAME: VENTURI TECHNOLOGIES, INC.             CASE NUMBER: 01-31442-H4-11

                           COMPARATIVE BALANCE SHEETS

                                        Filing Date*
ASSETS                                   02/12/2001       FEBRUARY         MARCH           APRIL            MAY             JUNE
                                        ------------     ----------      ----------      ----------      ----------      ----------
CURRENT ASSETS
  Cash                                      492,715         669,475         801,929       1,463,887         769,391         877,263
  Accounts Receivable, Net                1,187,530       1,204,626       1,241,887       1,380,594       1,578,956       1,626,169
  Inventory: Lower of Cost or Market         99,032         222,380         195,411         217,751         181,721         193,555
  Prepaid Expenses                                           17,783          93,773         142,500         261,321         313,665
  Investments
  Other                                      40,000          59,852          59,391          59,160          59,160          59,160
TOTAL CURRENT ASSETS                      1,819,277       2,174,117       2,392,390       3,263,891       2,850,549       3,069,811
PROPERTY, PLANT & EQUIP, @COST            7,302,015      10,501,955      10,512,584      10,513,083      10,518,721      10,542,444
Less Accumulated Depreciation            (4,777,276)     (4,987,497)     (5,154,733)     (5,365,167)     (5,575,828)     (5,786,866)
NET BOOK VALUE OF PP & E                  2,524,739       5,514,458       5,357,851       5,147,916       4,942,893       4,755,578
OTHER ASSETS:
  1. Vendor Deposits                         52,917         347,762         354,381         359,972         364,321         370,080
  2. Deferred Tax Asset (Net)                             3,648,000       3,648,000       3,648,000       3,648,000       3,648,000
  3. Goodwill (Net)                                       6,538,698       6,478,728       6,437,462       6,396,196       6,354,930
  4.
  5.
          TOTAL ASSETS                    4,396,933      18,223,035      18,231,349      18,857,241      18,201,959      18,198,399

                    * Per SCHEDULES and STATEMENT OF AFFAIRS

MOR - 2

CASE NAME: VENTURI TECHNOLOGIES, INC.             CASE NUMBER: 01-31442-H4-11

                           COMPARATIVE BALANCE SHEETS

                                          Filing Date*
LIABILITIES & OWNER'S EQUITY               02/12/2001     FEBRUARY         MARCH          APRIL          MAY            JUNE
                                          -----------    -----------    -----------    -----------    -----------    -----------
LIABILITIES:
  POST-PETITION LIABILITIES (MOR-4)                --        544,061        567,410      2,761,688      2,497,873      2,741,488
  PRE-PETITION LIABILITIES
    Notes Payable Secured **                9,907,872      9,641,948      9,641,948      8,573,752      8,573,148      8,572,838
    Priority Debt ***                         519,122        666,709        666,709        666,709        666,709        666,709
    Federal Income Tax
    FICA/Withholding
    Unsecured Debt ****                     6,149,673      6,057,189      6,105,230      6,105,230      6,105,230      6,105,230
    Other
  TOTAL PRE-PETITION LIABILITIES           16,576,667     16,365,846     16,413,887     15,345,691     15,345,087     15,344,777
TOTAL LIABILITIES                          16,576,667     16,909,907     16,981,297     18,107,379     17,842,960     18,086,265
  OWNER'S EQUITY (DEFICIT):
    PREFERRED STOCK                             3,408          3,408          3,408          3,408          3,408          3,408
    COMMON STOCK                               14,869         14,869         14,869         14,869         14,869         14,869
    ADDITIONAL PAID-IN CAPITAL             28,588,538     28,588,588     28,588,588     28,588,588     28,588,588     28,588,588
    RETAINED EARNINGS: FILING DATE        (27,067,803)   (27,067,803)   (27,067,803)   (27,067,803)   (27,067,803)   (27,067,803)
    RETAINED EARNINGS: POST FILING DATE            --       (218,311)      (292,320)      (789,200)    (1,180,063)    (1,426,928)
    TOTAL OWNER'S EQUITY (NET WORTH)        1,539,012      1,320,751      1,246,742        749,862        358,999        112,134
TOTAL LIABILITIES & OWNERS EQUITY          18,115,679     18,230,658     18,228,039     18,857,241     18,201,959     18,198,399

                    * Per SCHEDULES and STATEMENT OF AFFAIRS

MOR - 3

** Variance between Filing date and February 28 is due to Balance Sheet does not reflect accelerated payments related to CMC Leases. NO PAYMENTS HAVE BEEN MADE TO SECURED CREDITORS.

     Decrease in April due to pay off of Compass Bank Commercial Revolver Note as allowed by the DIP Financing agreement approved by US Bankruptcy Court.

*** Variance between filing date and February 28 is due to Balance Sheet is overaccrued for Various Tax Obligation. No additional obligations have been incurred or previously unreported.

**** Balance Sheet includes various items that should be expensed. NO PAYMENTS
     HAVE BEEN MADE TO PRE-PETITION UNSECURED CREDITORS. (Other than on MOR-1)

CASE NAME: VENTURI TECHNOLOGIES, INC.             CASE NUMBER: 01-31442-H4-11

                      SCHEDULE OF POST-PETITION LIABILITIES

                                              FEBRUARY       MARCH         APRIL         MAY           JUNE
                                              --------      -------      ---------     ---------     ---------
TRADE ACCOUNTS PAYABLE                        125,011       132,963        101,509        81,614       158,864
TAX PAYABLE
  FEDERAL PAYROLL TAXES                            22            --                            0
  STATE PAYROLL & SALES                        25,616        30,266         29,331        27,344        33,274
  AD VALOREM
  OTHER TAXES
TOTAL TAXES PAYABLE                            25,637        30,266         29,331        27,344        33,274
SECURED DEBT POST-PETITION
ACCRUED INTEREST PAYABLE                        8,274         8,563                       23,414        40,695
*ACCRUED PROFESSIONAL FEES:                                  53,700         90,000       106,297       131,000
OTHER ACCRUED LIABILITES:
  1. ACCRUED PAYROLL (INC TAX & WC)           325,917       271,566        476,390       200,438       273,532
  2. DEFERRED FINANCE CHARGE INCOME             3,401          (383)         7,753         5,174         6,621
  3. ACCRUED INSTALLER SUB CONTRACT             8,435         9,274         11,661        18,695         7,554
  4. TELECOMMUNICATION                         16,848        18,018         26,015        19,809        23,077
  5. OTHER ACCRUED PAYABLE                     30,537        43,443         69,029        40,088        91,871
NOTE PAYABLE DIP FINANCING                                               1,950,000     1,975,000     1,975,000

TOTAL POST-PETITION LIABILITIES (MOR-3)       544,061       567,410      2,761,688     2,497,873     2,741,488

* PAYMENT REQUIRES COURT APPROVAL

MOR - 4

CASE NAME: VENTURI TECHNOLOGIES, INC.             CASE NUMBER: 01-31442-H4-11

                       AGING OF POST-PETITION LIABILITIES
                                     June-01

                                                                            AD-VALOREM,
 DAYS            TOTAL        TRADE ACCTS     FED TAXES     STATE TAXES     OTHER TAXES     OTHER
------         ---------      -----------     ---------     -----------     -----------     ------
 0-30          2,741,488          158,864            --             --             --       272,556
31-60
61-90
 91+
TOTAL          2,741,488          158,864            --             --             --       272,556


                          AGING OF ACCOUNTS RECEIVABLE

MONTH         FEBRUARY-01       MARCH-01       APRIL-01        MAY-01        JUNE-01
------        -----------      -----------    ----------     ----------     ----------
 0-30            848,739          856,679       851,955      1,011,969      1,098,340
31-60            205,350          240,243       324,512        301,916        306,268
61-90            105,916           84,072       134,281        173,686        137,350
 91+             342,944          338,349       325,171        380,356        383,668
TOTAL          1,502,949        1,519,342     1,635,919      1,867,927      1,925,626

MOR - 5

CASE NAME: VENTURI TECHNOLOGIES, INC.             CASE NUMBER: 01-31442-H4-11

                           STATEMENT OF INCOME (LOSS)


               MONTH                    FEBRUARY         MARCH          APRIL           MAY           JUNE      FILING TO DATE
               -----                    ---------      ---------      ---------      ---------      ---------   --------------
REVENUE (MOR-1)                         1,191,127      1,379,754      1,329,215      1,533,403      1,656,598      7,090,097
TOTAL COST OF REVENUES                    570,215        581,176        796,108        815,188        809,173      3,571,859
GROSS PROFIT                              620,912        798,579        533,107        718,215        847,426      3,518,237
OPERATING EXPENSES:
    Selling & Marketing                    33,155         38,458         30,133         33,493         46,057        181,296
    General & Administrative               78,573         86,591        154,647        166,407        177,830        664,047
    Insiders Compensation                  49,129         49,128         49,128         49,128         49,128        245,641
    Professional Fees                      31,001         52,343         48,495         56,843         31,666        220,349
    Other                                 387,113        414,671        485,446        527,632        519,491      2,334,353

TOTAL OPERATING EXPENSES                  578,971        641,191        767,849        833,503        824,172      3,645,686
INCOME BEFORE INT, DEPR/TAX (MOR-1)        41,941        157,387       (234,742)      (115,288)        23,254       (127,448)
Interest Expense                            8,648          9,396         10,322         23,649         17,813         69,828
Depreciation                              210,338        171,705        210,552        210,660        211,038      1,014,293
Amortization of Goodwill                   41,266         59,970         41,266         41,266         41,266        225,033
Other (Income) Expense                     (9,676)                                                                    (9,676)
Other Items**                                  --
TOTAL INT, DEPR & OTHER ITEMS             260,252        231,396        262,139        275,575        270,117      1,299,479
NET INCOME BEFORE TAXES                  (218,311)       (74,008)      (496,881)      (390,863)      (246,863)    (1,426,927)
FEDERAL INCOME TAXES
NET INCOME (LOSS)  (MOR-1)               (218,311)       (74,008)      (496,881)      (390,863)      (246,863)    (1,426,927)

MOR - 6

CASE NAME: VENTURI TECHNOLOGIES, INC.             CASE NUMBER: 01-31442-H4-11

CASH RECEIPTS AND DISBURSEMENTS            FEBRUARY        MARCH         APRIL         MAY            JUNE      FILING TO DATE
                                           ---------     ---------     ---------     ---------      ---------   --------------
  1. CASH - BEGINNING OF THE MONTH           549,194       664,509       795,230     1,442,455        762,715
RECEIPTS:
  2. CASH SALES                              325,010       290,519       378,611       400,616        423,953     1,818,709
  3. COLLECTION OF ACCOUNTS RECEIVABLE       856,453     1,013,599       842,298       921,180      1,179,110     4,812,640
  4. LOANS & ADVANCES                             --
  5. SALES OF ASSETS                           2,584           500                                                    3,084
  6. OTHER                                    30,304        84,680       970,439        31,688          9,348     1,126,459
TOTAL RECEIPTS                             1,214,351     1,388,798     2,191,848     1,353,484      1,612,411     7,760,892
(WITHDRAWAL)CONTRIBUTION BY INDIVIDUAL
  DEBTOR MFR-2*
DISBURSEMENTS:
  7. NET PAYROLL                             657,997       630,856       706,663     1,105,721        741,902     3,843,139
  8. PAYROLL TAXES PAID                       75,948        77,229        79,744       116,523         80,369       429,813
  9. SALES, USE & OTHER TAXES PAID            24,502        14,033        44,518        32,673         32,023       147,749
 10. SECURED/ RENTAL LEASES                   47,191        47,230        54,080        49,596         54,127       252,224
 11. UTILITIES                                33,020        57,608        60,464        63,998         45,606       260,696
 12. INSURANCE                                    --        32,058       144,988       187,138         97,993       462,177
 13. INVENTORY PURCHASES                      88,020        72,089        96,936       120,363        128,788       506,196
 14. VEHICLE EXPENSES                         31,619        81,272        88,095       106,328        102,332       409,646
 15. TRAVEL & ENTERTAINMENT                   27,957        20,892        16,641        22,491         26,491       114,472
 16. REPAIRS, MAINTENANCE & SUPPLIES           8,632        54,193        41,556        60,291         25,689       190,361
 17. ADMINISTRATIVE & SELLING                 40,033       115,244       105,112       100,336        117,092       477,817
 18. OTHER (ATTACH LIST) **                   32,012        55,373        92,536        40,992         51,522       272,435
TOTAL DISBURSEMENTS FROM OPERATIONS        1,066,932     1,258,077     1,531,333     2,006,450      1,503,934     7,366,725
 19. PROFESSIONAL FEES                        32,105         1,881        26,774                                     60,760
 20. U.S. TRUSTEE FEES                            --         7,500                                                    7,500
 21. OTHER REORGANIZATION EXPENSES
     (ATTACH LIST)                                --         3,909                                                    3,909
TOTAL DISBURSEMENTS                        1,099,037     1,258,077     1,544,623     2,033,224      1,503,934     7,438,894
 22. NET CASH FLOW                           115,315       130,721       647,225      (679,740)       108,477       321,998
 23. CASH - END OF MONTH (MOR-2)             664,509       795,230     1,442,455       762,715        871,192            --

MOR - 7

                      *Applies to Individual debtors only

                                                  February       March        April         May
**  Carpet Installer Sub Contractor Payments      $ 32,012     $ 32,195     $ 27,124     $ 40,992
             Interest Payment - Compass Bank      $     --     $ 23,178     $ 12,252
     Principal Payment Compass Bank Revolver                                $ 72,115

CASE NAME: VENTURI TECHNOLOGIES, INC.             CASE NUMBER: 01-31442-H4-11

                           CASH ACCOUNT RECONCILIATION

                                     JUNE-01

BANK NAME                         COLORADO       COLORADO         COMPASS      BRIGHTON       COMPASS      COMPASS
                                  BUSINESS       BUSINESS          BANK          BANK          BANK         BANK
                                    BANK           BANK           HOUSTON                     DENVER       DENVER
                                  --------       --------         -------      --------      ---------   ----------
ACCOUNT NUMBER
ACCOUNT TYPE                      OPERATING      OPERATING       OPERATING      TRUST        OPERATING   OPERATING         TOTAL
                                  ---------      ---------       ---------     --------      ---------   ----------     ----------
BANK BALANCE                       32,209          7,652            733        195,816         74,843       566,737        877,991
DEPOSIT IN TRANSIT                                    --                                        5,699       198,912        204,611
OUTSTANDING CHECKS                (29,658)        (2,039)                                                  (179,712)      (211,409)
ADJUSTED BANK BALANCE               2,551          5,613            733        195,816         80,542       585,937        871,193
BEGINNING CASH  - PER BOOKS        72,952         16,269            735        195,816             --       476,943        762,715
RECEIPTS                            1,599         14,344                                       80,542     1,515,926      1,612,411
TRANSFERS BETWEEN ACCOUNTS        (72,000)       (25,000)                                                    97,000             --
(WITHDRAWAL)CONTRIBUTION BY
  INDIVIDUAL DEBTOR MFR -2                            --                                                                        --
CHECKS/OTHER DISBURSEMENTS                                           (2)                                 (1,503,932)    (1,503,934)
ENDING CASH - PER BOOKS             2,551          5,613            733        195,816         80,542       585,937        871,192

MOR - 8

CASE NAME: VENTURI TECHNOLOGIES, INC.             CASE NUMBER: 01-31442-H4-11

                     PAYMENTS TO INSIDERS AND PROFESSIONALS

Of the total disbursements shown for the month, list the amount paid to insiders (as defined in Section 101(31)(A)-(F) of the U.S. Bankruptcy Code) and the Professional. Also, for insiders identify the type of compensation paid (e.g., salary, commission, bonus, etc.) (Attach additional pages as necessary.)

                                                           FEBRUARY         FEBRUARY
          INSIDERS: NAME/POSITION/COMP TYPE              PAYMENTS MADE    PAYMENTS MADE   MARCH       APRIL        MAY        JUNE
                                                         PRE-PETITION     POST-PETITION
          ---------------------------------              -------------    -------------  -------     -------     -------     -------
 1. Michael Dougherty - CEO - Salary                            5,769          5,769      11,538      11,538      17,307      11,538
 2. Michael Dougherty - CEO - Expense Reimbursement            12,065             --                   5,841       5,003       4,172
 3. Mitchell Martin - COO - Salary                              5,045          5,045      10,090      10,090      15,135      10,090
 4. Mitchell Martin - COO - Expense Reimbursement              12,162            471       8,362       5,945      11,542      25,452
 5. Stephen Abate - CFO - Salary                                3,750          3,750       7,500       7,500      11,250       7,500
 6. Stephen Abate - CFO - Expense Reimbursement                 3,259             --       4,345                   3,107       2,397
 7. Pamela Miller - Controller - Salary                         3,269          3,269       6,538       6,538       9,807       6,538
 8. Pamela Miller - Controller - Expense Reimbursement            565             --         788          --          --
 9. Lloyd Peterman - VP Sales & Install - Salary                6,731          6,731      13,462      13,462      20,193      13,462
10. Lloyd Peterman - VP Sales &  Install - Exp Reimbur             --             --         268       1,618         657       1,593
TOTAL INSIDERS (MOR-1)                                         52,616         25,035      62,891      62,532      94,001      82,742

                                                           FEBRUARY         FEBRUARY
           PROFESSIONALS NAME/ORDER DATE                 PAYMENTS MADE    PAYMENTS MADE   MARCH       APRIL        MAY        JUNE
                                                         PRE-PETITION     POST-PETITION
           -----------------------------                 -------------    -------------  -------     -------     -------     -------
Sheinfeld, Maley & Kay   Disbursed February 7, 2001            25,000             --          --          --
Turpin & Associates      Disbursed February 1, 2001             7,105             --          --       1,881
Gardere Wynne Sewell L.L.P                                     25,000
TOTAL PROFESSIONALS (MOR-1)                                    32,105             --          --       1,881      25,000          --


MOR- 9